CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of U.S. Global Investors Funds.

BBD, LLP

Philadelphia, Pennsylvania
April 28, 2016